Exhibit 99.1

Investor Relations

Jeff Kupp

Microtune, Inc.

972-673-1610

ir@microtune.com

MICROTUNE ANNOUNCES THIRD QUARTER 2009 FINANCIAL RESULTS

Company achieved quarterly revenue of $18.0 million, exceeding expectations

PLANO, TX, OCTOBER 22, 2009 – Microtune®, Inc. (NASDAQ: TUNE) today reported preliminary unaudited financial results for the quarter and nine months ended September 30, 2009.

Net revenue for the third quarter of 2009 was $18.0 million, compared to net revenue of $17.6 million for the second quarter of 2009, and compared to net revenue of $31.9 million for the third quarter of 2008.

On a generally accepted accounting principles (GAAP) basis, net loss per share was $0.08 for the third quarter of 2009. Non-GAAP net loss per share was $0.05 for the third quarter of 2009. A reconciliation of this and other non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the tables attached to this press release. Non-GAAP net loss excludes non-cash, stock-based compensation expense, expenses related to the ongoing SEC litigation against two of the Company’s former officers and amortization of acquired intangible assets due to the recently completed Auvitek acquisition.

“Given the challenging economic environment, we achieved solid quarterly results, exceeding the revenue expectations we had as we entered the third quarter,” said James A. Fontaine, Microtune President and CEO. “We saw a number of positive trends in our business, including stability in the cable market, and we also feel that we are past the revenue bottom which occurred in the second quarter. We also took a number of positive actions to improve our business, including careful reduction of our expense structure, which we expect will lower our break-even revenue level and enable us to return to non-GAAP profitability in mid-2010.”

Mr. Fontaine continued, “The integration of the team and products from the Auvitek acquisition is proceeding smoothly. Along with the recent announcement of our new MicroCeiver™ technology platform, the acquisition reinforces our confidence in our strategic direction, our integrated tuner-demod product roadmap, and our aggressive move into the DTV market. We believe the technology acquired with Auvitek and the new products we plan to roll out under our new MicroCeiver platform will be significant drivers for growth in the coming years.”

FINANCIAL SUMMARY

•	Q3 2009 net revenue of $18.0 million;

•	Q3 2009 gross margin percentage was 53.0%;

•	Q3 2009 GAAP net loss was $4.4 million or $0.08 per share and non-GAAP net loss was $2.8 million or $0.05 per share;

•	At September 30, 2009, cash and short-term investments were $80.7 million; and

•	Q3 2009 days sales outstanding (DSOs) were 41 days.

FINANCIAL OUTLOOK

•	Q4 2009 revenue is expected to range between $19.0 million and $20.0 million;

•	Ongoing cost reduction efforts to be fully implemented by early 2010 are expected to result in a break-even revenue level of $22.5 million, which is expected to be achieved by mid-2010;

•	Full year 2009 gross margin is expected to be approximately 50%;

•	Non-GAAP R&D expenses are expected to increase between 7% to 10% for the year 2009 and increase between 3% to 8% for the year 2010;

•	Non-GAAP SG&A expenses are expected to increase between 4% to 6% for the year 2009 and decrease between 15% to 20% for the year 2010;

•	Interest income is expected to range between $200,000 and $225,000 in the fourth quarter of 2009;

•	Income tax expense is expected to range between $50,000 and $125,000 in the fourth quarter of 2009; and

•	Restructuring charges related to our cost reduction efforts are expected to range between $1.3 million and $1.5 million and be incurred primarily in Q4 2009.

BUSINESS HIGHLIGHTS

•

Microtune introduced a new architecture, called the MicroCeiver, that will be the technology foundation for the Company’s new class of highly integrated receiver products for the digital TV and cable markets. The MicroCeiver platform will offer a complete radio frequency (RF)-to-baseband solution that is engineered to bring low cost, miniature footprints and excellent signal reception quality to manufacturers creating next-generation consumer products.

•

The Company announced that it had received the 2009 ‘Excellence in Technology Alignment’ Supplier Award from Cisco. This prestigious award recognized Microtune for its demonstrated leadership and commitment in continuously innovating and delivering leading-edge technology aligned to Cisco’s product development requirements.

•	Through September 30, 2009, Microtune has shipped a cumulative number of approximately 143.7 million silicon tuner chips.

CONFERENCE CALL

As previously announced, Microtune will hold an investors’ conference call today, Thursday, October 22, 2009, at 4:00 P.M. Central Time/5:00 P.M. Eastern Time to discuss the Company’s third quarter 2009 financial results and its outlook for the future.

To participate in the call, interested parties may dial 612-288-0340 (the pass code is “EARNINGS”). Alternatively, interested parties may also listen to the conference call on the Internet by accessing the Company’s website: www.microtune.com. A replay of the conference call will be available until November 5, 2009 via the Company’s website or by dialing 320-365-3844 (the pass code is 118864).

NOTIFICATIONS

Included in this press release are Microtune’s unaudited Consolidated Balance Sheets as of September 30, 2009 and December 31, 2008, respectively; its unaudited Consolidated Statements of Operations for the three and nine months ended September 30, 2009 and 2008, respectively; its unaudited Consolidated Statements of Cash Flows for the nine months ended September 30, 2009 and 2008, respectively; and certain unaudited Additional Financial Information. This financial information should be read in conjunction with the information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and in the Company’s Quarterly Report on Form 10-Q for the third quarter of 2009, expected to be filed on or about October 30, 2009.

Also included in this release are certain non-GAAP financial measures, including non-GAAP net income and loss; non-GAAP net income and loss per diluted share; non-GAAP net income and loss per share; shares used in non-GAAP net income and loss per share calculations; non-GAAP cost of sales; non-GAAP research and development (R&D) expenses; and non-GAAP selling, general and administrative (SG&A) expenses. These non-GAAP financial measures do not represent alternative financial measures under GAAP.

In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Microtune’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Microtune has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Microtune believes the presentation of non-GAAP net income and loss; non-GAAP net income and loss per diluted share; non-GAAP net income and loss per share; shares used in non-GAAP net income and loss per share calculations; non-GAAP cost of sales; non-GAAP R&D expenses; and non-GAAP SG&A expenses included in this release in conjunction with the corresponding GAAP financial measures provide meaningful information for investors, analysts and management in assessing Microtune’s business trends and financial performance. From a financial planning and analysis perspective, Microtune management analyzes its operating results with and without the impact of non-cash, stock-based compensation expenses, fees and expenses relating to the ongoing SEC litigation against two of the Company’s former officers, and amortization of acquired intangible assets.

ABOUT MICROTUNE

Microtune, Inc. is a receiver solutions company that designs and markets advanced radio frequency (RF) and demodulator electronics for worldwide customers. Its products, targeted to the cable, digital television and automotive entertainment markets, are engineered to deliver high-performance and reliable video, voice and data signals across a diverse range of end products, from HDTVs, set-top boxes and cable modems to car radios. Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com.

MICROTUNE FORWARD-LOOKING STATEMENTS

All statements in this release other than statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally, but not necessarily, accompanied by words such as “plan,” “if,” “estimate,” “expect,” “believe,” “could,” “would,” “anticipate,” “may,” or other words that convey uncertainty of future events or outcomes. Such forward-looking statements include, but are not limited to, statements regarding the positive impact of our recent cost reduction efforts, the timing of reaching break-even revenue levels and achieving profitability and our new anticipated break-even levels, the expected benefits of the acquisition of Auvitek, including future financial and operating results. These forward-looking statements and other statements made elsewhere in this release are made in reliance, in part, on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ from anticipated results include the Company’s ability to introduce new products, achieve design wins, maintain customer and strategic partner relationships, forecast customer demand and manage inventory levels (including forecasting customer demand of Auvitek’s products), control and budget expenses, protect proprietary technology and intellectual property, successfully integrate and manage Auvitek, and successfully prosecute and defend any pending or future litigation. Any one of these factors may cause the Company’s actual financial results to differ materially from its projected financial results. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. Readers are referred to our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect our business, results of operations and financial condition.

EDITOR’S NOTE

Microtune is a registered trademark and MicroCeiver is a trademark of Microtune, Inc. All other trademarks are the property of their respective holders. Copyright © 2009 Microtune, Inc. All rights reserved.

Microtune, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$30,711	$46,097
Short-term investments	50,000	40,000
Accounts receivable, net	8,247	9,495
Inventories, net	5,560	11,261
Other current assets	6,368	4,469

Total current assets	100,886	111,322

Property and equipment, net	4,708	5,148
Intangible assets, net	8,379	—
Other assets and deferred charges	1,089	2,025

Total assets	$115,062	$118,495

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,920	$3,985
Accrued compensation	2,582	2,495
Accrued expenses	3,148	2,472
Deferred revenue	23	355

Total current liabilities	11,673	9,307

Non-current liabilities	226	203
Commitments and contingencies

Stockholders’ equity	103,163	108,985

Total liabilities and stockholders’ equity	$115,062	$118,495

Microtune, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net revenue	$17,997	$31,928	$53,464	$84,003
Cost of revenue	8,466	16,477	27,038	42,832

Gross margin	9,531	15,451	26,426	41,171
Operating expenses:
Research and development	7,430	6,980	21,143	19,416
Selling, general and administrative	6,658	5,382	18,094	16,855

Total operating expenses	14,088	12,362	39,237	36,271
Income (loss) from operations	(4,557)	3,089	(12,811)	4,900
Other income (expense):
Interest income	283	465	1,062	1,374
Foreign currency gains (losses), net	37	(271)	(101)	(196)
Other	(14)	4	33	13

Income (loss) before income taxes	(4,251)	3,287	(11,817)	6,091
Income tax expense	127	112	258	538

Net income (loss)	$(4,378)	$3,175	$(12,075)	$5,553

Net income (loss) per common share:

Basic	$(0.08)	$0.06	$(0.23)	$0.10

Diluted	$(0.08)	$0.06	$(0.23)	$0.10

Weighted-average common shares outstanding:

Basic	53,094	53,372	52,685	53,822

Diluted	53,094	54,425	52,685	55,541

Microtune, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2009	2008
Operating activities:
Net income (loss)	$(12,075)	$5,553

Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation	1,355	1,452
Amortization of intangibles	35	—
Allowance for uncollectible debt	1	—
Stock-based compensation	3,710	3,631
Loss on sale of property and equipment	10	13
Foreign currency loss	127	166
Changes in operating assets and liabilities:
Accounts receivable	1,239	(7,087)
Inventories	5,808	932
Other assets	(17)	(842)
Accounts payable	1,849	1,600
Accrued expenses	(165)	(624)
Accrued compensation	(121)	(2,180)
Deferred revenue	(323)	(9)
Other liabilities	23	6

Net cash provided by operating activities	1,456	2,611

Investing activities:
Purchases of property and equipment	(479)	(2,347)
Acquisition of Auvitek International Ltd., net of cash acquired	(6,854)	—
Proceeds from maturity of certificates of deposit	50,000	—
Purchase of certificates of deposit	(60,000)	—

Net cash used in investing activities	(17,333)	(2,347)

Financing activities:
Proceeds from issuance of common stock	541	981
Surrender of common stock by employees for payroll taxes	(33)	(277)
Repurchase and retirement of common stock, including direct expenses	—	(6,077)

Net cash provided by (used in) financing activities	508	(5,373)
Effect of foreign currency exchange rate changes on cash	(17)	(215)

Net decrease in cash and cash equivalents	(15,386)	(5,324)
Cash and cash equivalents at beginning of period	46,097	87,537

Cash and cash equivalents at end of period	$30,711	$82,213

Non-cash investing activities:
Investment in enterprise software and equipment	$(58)	$(387)

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended
	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008

Net revenue	$17,997	$17,572	$17,895	$24,017	$31,928
Silicon	82%	81%	82%	78%	76%
Modules	18%	19%	18%	22%	24%

Net revenue by market
Cable	77%	77%	80%	70%	56%
Automotive	18%	20%	19%	22%	24%
Digital Television	5%	3%	1%	8%	20%
Other	0%	0%	0%	0%	0%

Net revenue by geography
Asia Pacific	62%	49%	45%	45%	43%
North America	20%	29%	35%	34%	30%
Europe	14%	18%	19%	20%	21%
Other	4%	4%	1%	1%	6%

Ten percent customers (net revenue)(1)
Unihan(2) (3)	18%	15%	14%	17%	*
Cisco	18%	28%	36%	32%	28%
Panasonic	16%	14%	10%	10%	12%
Samsung	12%	*	*	*	*
ATM Electronic Corporation(4)	*	*	*	*	18%

Net revenue from top 10 customers (5)	86%	88%	88%	89%	86%

As a percent of net revenue
Gross margin	53.0%	48.2%	47.1%	50.6%	48.4%
Research and development	41.3%	40.5%	36.9%	27.0%	21.9%
Selling, general and administrative	37.0%	32.7%	31.8%	20.6%	16.9%

(1)	Data included only in instances where customers were 10% or greater of net revenue.
(2)	A wholly-owned subsidiary of Asustek Computer.
(3)	Primarily for the benefit of ARRIS Group, Inc.
(4)	The majority of revenue from ATM Electronic Corporation was related to the CECB market segment in the United States.
(5)	Includes respective manufacturing subcontractors.
*	Less than 10% of our net revenue.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

BALANCE SHEETS

(in thousands)

(unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2009	2009	2009	2008	2008

Cash and cash equivalents	$30,711	$40,175	$37,678	$46,097	$82,213
Short-term investments	50,000	49,758	50,000	40,000	—

Total cash and investments	$80,711	$89,933	$87,678	$86,097	$82,213

Finished goods	$3,052	$3,791	$6,044	$7,799	$6,428
Work-in-process	2,331	2,494	3,037	3,097	3,165
Raw materials	177	290	233	365	454

Total inventories, net	$5,560	$6,575	$9,314	$11,261	$10,047

Inventory turns (annualized)	6.1	5.5	4.1	4.2	6.6

Accounts receivable, net	$8,247	$7,959	$7,418	$9,495	$16,361

Days sales outstanding (DSO)	41	41	37	36	46

Common shares outstanding	53,429	52,403	52,082	52,049	52,936

Weighted-average common shares outstanding for the quarter ended
Basic	53,094	52,277	52,064	52,751	53,372
Diluted	53,094	52,277	52,064	52,995	54,425

Total employees	302	230	228	220	213

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

STOCK-BASED COMPENSATION EXPENSE

(in thousands)

(unaudited)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2009	2009	2009	2008	2008

Cost of revenue	$10	$21	$(2)	$9	$11

Research and development	557	662	467	489	515
Selling, general and administrative	657	683	655	665	715

Total stock-based compensation expense included in operating expenses	1,214	1,345	1,122	1,154	1,230

Total stock-based compensation expense	$1,224	$1,366	$1,120	$1,163	$1,241

ADDITIONAL FINANCIAL INFORMATION

CERTAIN EXPENSES RELATING TO

SEC INVESTIGATION AND LITIGATION

(in thousands)

(unaudited)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2009 (2)	2009 (3)	2009 (4)	2008 (5)	2008 (6)

Selling, general and administrative expenses (1)	$274	$427	$614	$12	$180

(1)	These amounts represent professional fees that are not expected to be reimbursed under our directors’ and officers’ liability insurance policy. Amounts expected to be reimbursed under our directors’ and officers’ liability insurance policy have been excluded from these amounts.

(2)	No amounts were reimbursed under our directors’ and officers’ liability insurance policy in the third quarter of 2009.

(3)	Amounts reimbursed under our directors’ and officers’ liability insurance policy were $3.1 million in the second quarter of 2009.

(4)	Amounts reimbursed under our directors’ and officers’ liability insurance policy were $1.6 million in the first quarter of 2009.

(5)	Amounts reimbursed under our directors’ and officers’ liability insurance policy were $0.8 million in the fourth quarter of 2008.

(6)	Amounts reimbursed under our directors’ and officers’ liability insurance policy were $0.4 million in the third quarter of 2008.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP COST OF SALES

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
GAAP cost of sales	$8,466	$16,477	$27,038	$42,832
Amortization of intangibles	35	—	35	—
Stock-based compensation expense	10	11	29	26

Non-GAAP cost of sales	$8,421	$16,466	$26,974	$42,806

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP OPERATING EXPENSES

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
GAAP research and development expense	$7,430	$6,980	$21,143	$19,416
Stock-based compensation expense	557	515	1,686	1,404
Benefit relating to SEC investigation and litigation	—	—	—	(258)

Non-GAAP research and development expense	$6,873	$6,465	$19,457	$18,270

GAAP selling, general and administrative expense	$6,658	$5,382	$18,094	$16,855
Stock-based compensation expense	657	715	1,995	2,201
Expense relating to SEC investigation and litigation	274	180	1,315	194

Non-GAAP selling, general and administrative expense	$5,727	$4,487	$14,784	$14,460

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP ESTIMATED OPERATING EXPENSES

(unaudited)

Estimate for Year Ending December 31, 2009
Estimated GAAP research and development expense	$28.0 to $28.7 million

Estimated stock-based compensation expense	$2.1 to $2.3 million

Estimated non-GAAP research and development expense	$26.0 to $26.7 million

Estimated GAAP selling, general and administrative expense	(2)

Estimated stock-based compensation expense	$2.6 to $2.8 million

Estimated expenses relating to ongoing SEC litigation (1)	(2)

Estimated non-GAAP selling, general and administrative expense	$19.5 to $19.9 million

(1)	Relates to ongoing SEC litigation expenses not reimbursed under our directors’ and officers’ liability insurance policy.
(2)	We cannot reliably estimate expenses related to ongoing SEC litigation matters, namely those expenses not reimbursed under our directors’ and officers’ liability insurance policy, therefore we cannot provide a reliable GAAP SG&A forecast.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP CONSOLIDATED NET INCOME (LOSS)

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
GAAP net income (loss)	$(4,378)	$3,175	$(12,075)	$5,553
Amortization of intangibles	35	—	35	—
Stock-based compensation expense	1,224	1,241	3,710	3,631
Expense (benefit) relating to SEC investigation and litigation	274	180	1,315	(68)

Non-GAAP net income (loss)	$(2,845)	$4,596	$(7,015)	$9,116

Basic net income (loss) per share:
GAAP	$(0.08)	$0.06	$(0.23)	$0.10

Non-GAAP	$(0.05)	$0.09	$(0.13)	$0.17

Diluted net income (loss) per share:
GAAP	$(0.08)	$0.06	$(0.23)	$0.10

Non-GAAP	$(0.05)	$0.08	$(0.13)	$0.16

Weighted-average common shares outstanding used in basic net income (loss) per share calculation:
GAAP	53,094	53,372	52,685	53,822
Non-GAAP	53,094	53,372	52,685	53,822

Weighted-average common shares outstanding used in diluted net income (loss) per share calculation:
GAAP	53,094	54,425	52,685	55,541
Non-GAAP	53,094	54,700	52,685	56,198

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF SHARES USED IN THE CALCULATION

OF NON-GAAP TO GAAP

CONSOLIDATED NET INCOME (LOSS) PER SHARE

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Weighted-average common shares outstanding used in basic net income (loss) per share calculation – GAAP and Non-GAAP	53,094	53,372	52,685	53,822

Weighted-average common shares outstanding used in diluted net income (loss) per share calculation – GAAP	53,094	54,425	52,685	55,541
Incremental common equivalent shares	—	275	—	657

Weighted-average common shares outstanding used in diluted net income (loss) per share calculation – Non-GAAP	53,094	54,700	52,685	56,198